ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040102

Filed in the office of	Document Number
[signature]	20130481461-40
Ross Miller	Filing Date and Time
Secretary of State	07/19/2013 10:23 AM
State of Nevada	Entity Number
	E0358182013-0

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Greenpro, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: VCorp Services, LLC (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: ; City: ; Nevada; Zip Code: Mailing Address (if different from street address): ; City: ; Nevada; Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 600,000,000 Par value per share: $ .0001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Loke Che Chan, Gilbert (Name) 9/F Kam Chung Comm. Bldg., 19-21 Hennessy Rd. (Street Address) Wanchai (City) HK (State) (Zip Code) 2) Lee Chong Kuang (Name) 9/F Kam Chung Comm. Bldg., 19-21 Hennessy Rd (Street Address) Wanchai (City) HK (State) (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Any and all lawful business permitted under the U.S. and Nevada laws.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Gracie Zhou (Name) X [signature] (Incorporator Signature) 900 Third Ave, 5th Floor (Address) New York (City) NY (State) 10022 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) 7/19/2013 (Date)

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION

OF

GREENPRO, INC.

(continued)

3. Authorized Stock: The aggregate number of shares which the Corporation shall have authority to issue is six hundred million (600,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $.0001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is five hundred million (500,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is one hundred million (100,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Board of Directors.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20150208339-13
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 05/06/2015 10:00 AM
	Entity Number E0358182013-0

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

GREENPRO, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1. Name of Corporation is Greenpro Capital Corp.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 89.19%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

GREENPRO CAPITAL CORP.

Nevada Business Identification # NV20131439084

Expiration Date: July 31, 2015

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 6, 2015

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases.
Failure to do so will result in late fees or penalties which by law <u>cannot</u> be waived.